EXHIBIT 5.3

October 10, 2006	Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019-5820 Main Tel (212) 506-2500 Main Fax (212) 262-1910 www.mayerbrownrowe.com

IndyMac ABS, Inc. c/o IndyMac Bank, F.S.B. 888 East Walnut Street Pasadena, California 91101

Ladies and Gentlemen:

We have acted as your counsel in connection with the authorization and issuance from time to time in one or more series of Asset-Backed Pass-Through Certificates and Asset-Backed Notes (the “Securities”). We have examined the Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-134691) dated as of October 10, 2006 relating to the Securities (the “Registration Statement”), the prospectus (the “Prospectus”) forming a part of the Registration Statement to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. As set forth in the Registration Statement, separate trusts (each, a “Trust”) will be established and will issue Securities pursuant to either a trust agreement and/or a pooling and servicing agreement or an indenture (collectively the “Agreement”). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others.

We have assumed for the purposes of the opinions set forth below that the Securities will be issued in series created as described in the Registration Statement and that the Securities will be sold by you for reasonably equivalent consideration. We have also assumed that the Securities will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreement. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Securities for which we do not act as counsel to you.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when an Agreement for a series of Securities has been duly and validly executed and delivered by the parties thereto, and the Securities of such series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Agreement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings “Legal Matters” in the Prospectus and in each Prospectus Supplement forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit or otherwise.

Very truly yours,

/s/ MAYER, BROWN, ROWE & MAW LLP

Exhibit [8.1] and [23.1]

October 10, 2006	Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019-5820 Main Tel (212) 506-2500 Main Fax (212) 262-1910 www.mayerbrownrowe.com

IndyMac ABS, Inc. c/o IndyMac Bank, F.S.B. 888 East Walnut Street Pasadena, California 91101

Ladies and Gentlemen:

We have acted as your counsel in connection with the Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-134691) filed with the Securities Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), on October 10, 2006 (the “Registration Statement”). The prospectus identified in the Registration Statement (the “Prospectus”) describes Asset-Backed Notes (collectively, the “Notes”) and Asset-Backed Pass-Through Certificates (the “Certificates,” and collectively with the Notes, the “Securities”) to be sold by IndyMac ABS, Inc. (the “Depositor”) in one or more series (each, a “Series”) of Securities. Each Series of Securities will be issued under a separate indenture or pooling and servicing agreement, as applicable (each the “Agreement”), to be identified in the prospectus supplement identified in the Registration Statement (each, a “Prospectus Supplement”) for each respective Series. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Securities to an original purchaser that appears under the heading “Material Federal Income Tax Consequences” in the Prospectus (the “Tax Description”). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

We have assumed for the purposes of the opinion set forth below that the Securities will be issued in series created as described in the Registration Statement and that the Securities will be sold by you for reasonably equivalent consideration. We have also assumed that the Agreement and the Securities will be duly authorized by all necessary corporate action and that the Securities will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreement. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder. We express no opinion with respect to any series of Securities for which we do not act as counsel to you.

The opinion set forth below is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth in the Tax Description. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that, while the Tax Description does not purport to discuss all possible Federal income tax ramifications of the purchase, ownership, and disposition of the Securities, particularly to purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, it constitutes, in all material respects, a fair and accurate summary of such Federal income tax consequences under present Federal income tax law. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We note, however, that the forms of Prospectus Supplement filed with the Registration Statement do not relate to a specific transaction. Accordingly, the above-referenced description of the selected Federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings “Material Federal Income Tax Consequences” and “Legal Matters” in the Prospectus and “Material Federal Income Tax Considerations” and “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP